UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                October 20, 2006
                               -------------------

                Date of Report (Date of earliest event reported)
                               -------------------

                                  iBASIS, INC.
                               -------------------
               (Exact Name of Registrant as Specified in Charter)


            DELAWARE                 0-27127                  04-3332534
--------------------------------------------------------------------------------
 (State or Other Jurisdiction      (Commission              (IRS Employer
       of Incorporation)           File Number)           Identification No.)



                     20 Second Avenue, Burlington, MA 01803
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (781) 505-7500

              (Registrant's telephone number, including area code)

                                 ---------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review

     As announced on September 11, 2006, a special committee of the Company's Board of Directors (the Special Committee) reviewed the Company's historical practices regarding the granting of stock options. The Special Committee was assisted by outside legal counsel, Goodwin Procter LLP.

     The Special Committee, in consultation with management, has concluded that the appropriate measurement dates for determining the accounting treatment of certain stock option grants differ from the measurement dates used by the Company in preparing its financial statements. As a result, the Company currently expects to record additional non-cash charges in the range of $10 million to $20 million for stock-based compensation over the period from December 1999 through April 2006 and will accordingly restate its financial statements for that period. The Company has not yet completed its review of the amount to be recorded in any specific period, nor has the Company determined the tax consequences and any related liabilities that may result from these matters. The amounts to be recorded are subject to review and audit by the Company's independent registered public accounting firm.

     On October 18, 2006, the Audit Committee, in consultation with management and after discussion with the Company's independent registered public accounting firm, concluded that the Company's financial statements, including the reports of the Company's independent registered public accounting firm thereon, and its earnings releases and similar communications for fiscal 1999 and subsequent periods should no longer be relied upon.

     The Company expects to announce its financial results for the third quarter of fiscal 2006 after a final determination of the appropriate non-cash stock-based compensation expense for the periods affected has been made. The Company has not yet determined whether it will be able to file its related quarterly report on Form 10-Q in a timely manner.

     On October 20, 2006, the Company issued a press release in connection with the foregoing, a copy of which is being furnished as Exhibit 99.1 to this Current Report.

     Except for historical information, all of the expectations, plans and assumptions contained in this report, including statements regarding the Company's review of its stock option grant practices and related accounting as well as the Company's expected restatement of certain of its historical financial statements, constitute forward-looking statements under Section 21E of the Securities Exchange Act of 1934 and involve risks and uncertainties. Important factors that could cause actual results to differ materially from such forward-looking statements include, but are not limited to the following: the possibility that the review of the Company's stock option grant practices may expand in scope and/or result in additional charges; unanticipated consequences of any restatement; the risk that the anticipated accounting adjustments and other factors described above could have negative tax or other implications for the Company, including additional tax liabilities; the risk that the Company's internal control over financial reporting and disclosure controls and procedures are not, and have not been, effective; the risk that the Company will be unable to comply with its SEC filing obligations in a timely manner; the risk that the Nasdaq Global Market will delist the Company's common stock; the risk that the Company will face additional claims and proceedings in connection with its stock option grant practices, including additional shareholder litigation and more formal proceedings by the SEC or other governmental agencies; and the financial impact of the foregoing, including potentially significant litigation defense costs and claims for indemnification and advancement of expenses by directors, officers and others. The Company undertakes no obligation to update information contained in this release. For further information regarding risks and uncertainties associated with the Company's business, please refer to the Company's filings with the SEC.


Item 9.01.  Financial Statements and Exhibits.

       (d)    Exhibits.

              Exhibit
              Number            Description
              ------            -----------

              Exhibit 99.1      Press Release, dated October 20, 2006

                                  SIGNATURE
                                  ---------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006                iBasis, Inc.

                                By: /s/ Richard G. Tennant
                                    ------------------------------------------
                                    Richard G. Tennant
                                    Senior Vice President, Finance and
                                    Administration and Chief Financial Officer
                                    (Principal Financial and Accounting Officer)